KING & SPALDING



                              191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                             Telephone: 404/572-4600
                             Facsimile: 404/572-5100


                                        May 24, 1999


Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, NY  10017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to Georgia taxes in the Registration Statement. Based upon such review, our opinion concerning Georgia taxes as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the heading "Georgia Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Very truly yours,



                                        /s/KING & SPAULDING
                                        KING & SPAULDING